TRITON INTERNATIONAL REPORTS THIRD QUARTER 2018 RESULTS
ADJUSTED EPS OF $1.17 AND QUARTERLY DIVIDEND OF $0.52

Hamilton, Bermuda – November 2, 2018 – Triton International Limited (NYSE: TRTN) ("Triton")

Third Quarter Highlights:

•
Adjusted net income was $94.8 million or $1.17 per diluted share, an increase of 46.3% per diluted share from the third quarter of 2017 and an increase of 6.4% per diluted share from the second quarter of 2018.

•	Net income attributable to shareholders was $94.2 million or $1.17 per diluted share.

•	Container pick-up activity remained strong in the third quarter of 2018 and our utilization averaged 98.7%.

•	Announced a quarterly dividend of $0.52 per share payable on December 20, 2018 to shareholders of record as of December 3, 2018.

Financial Results
The following table summarizes Triton’s selected key financial information for the three and nine months ended September 30, 2018 and September 30, 2017 and for the three months ended June 30, 2018.

	(in millions, except per share data)
	Three Months Ended,			Nine Months Ended,
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Total leasing revenues	$350.1	$329.8	$302.1	$994.9	$849.7

GAAP
Net income attributable to shareholders	$94.2	$104.9 (3)	$57.2	$280.0	$137.4
Net income per share - Diluted	$1.17	$1.30	$0.75	$3.47	$1.84

Non-GAAP (1)
Adjusted net income	$94.8	$88.9	$60.7	$263.6	$143.2
Adjusted net income per share - Diluted	$1.17	$1.10	$0.80	$3.27	$1.92

Return on equity (2)	16.9%	16.4%	13.4%	16.3%	10.7%

(1)	Refer to the "Use of Non-GAAP Financial Measures" and "Non-GAAP Reconciliations of Adjusted Net Income" set forth below.

(2)	Triton's definition and calculation of Return on equity is annualized Adjusted net income divided by average shareholders' equity for the period.

(3)	Net income attributable to shareholders included a one-time gain of $21.0 million on the sale of a building.

Operating Performance
“Triton achieved outstanding performance in the third quarter of 2018", commented Brian M. Sondey, Chief Executive Officer of Triton. "We generated $94.8 million of Adjusted net income in the third quarter, or $1.17 of Adjusted net income per share, which represents an increase of 6.4% from the second quarter of 2018 and an increase of 46.3% from the third quarter of 2017. We also realized an annualized Return on equity of 16.9%.”

“Triton’s strong financial results continue to be driven by outstanding operational performance, our unique competitive advantages and a favorable market environment. Container pick-up activity was strong throughout the third quarter, reflecting ongoing trade growth and a tight supply / demand balance for containers. We also continued to benefit from an increase in the share for leasing relative to direct container purchases by our customers, and a continued high leasing deal share for Triton. Our utilization averaged 98.7% in the third quarter, and currently stands at 98.4%. The start of the fourth quarter typically marks the end of the peak season for dry containers, and net container pick-up activity has slowed from the high volumes we generated in the second and third quarters. New container prices and market lease rates have also decreased as demand has slowed seasonally."

"Triton continues to grow its fleet through value-added investment and we have ordered $1.5 billion of containers for delivery in 2018. We continue to focus on reducing our exposure to changes in market conditions by extending our lease durations, and the average initial lease duration for new container leases originated this year is approximately seven years.”

Outlook
Mr. Sondey continued, “While we are entering the typical slow season for dry containers, the overall supply / demand balance for containers remains tight and we are starting the fourth quarter with strong financial momentum. As a result, we expect our Adjusted net income in the fourth quarter of 2018 will remain in the same range as our strong third quarter results. Looking forward to 2019, the imposition of increased tariffs on goods traded between the United States and China has added uncertainty to global economic and trade forecasts and to our market. However, our customers continue to believe the increased tariffs will not have a significant impact on overall global container trading volumes, and market forecasters are currently projecting trade growth will remain solidly positive in 2019. We also expect the market uncertainty will encourage our customers to continue to rely heavily on leasing.”

Dividend
Triton’s Board of Directors has approved and declared a $0.52 per share quarterly cash dividend on its issued and outstanding common shares, payable on December 20, 2018 to shareholders of record at the close of business on December 3, 2018.

Share Repurchase Update
As of October 31, 2018, we have repurchased approximately 1.0 million common shares for a total of $30.1 million at an average price per-share of $30.84. Currently, $169.9 million remains available of the $200.0 million share repurchase authorized by the Board in August 2018.

Investors’ Webcast
Triton will hold a Webcast at 8:30 a.m. (New York time) on Friday, November 2, 2018 to discuss its third quarter results. To listen by phone, please dial 1-877-418-5277 (domestic) or 1-412-717-9592 (international) approximately 15 minutes prior to the start time and reference the Triton International Limited conference call. To access the live Webcast please visit Triton's website at http://www.trtn.com. An archive of the Webcast will be available one hour after the live call.

About Triton International Limited
Triton International Limited is the world’s largest lessor of intermodal freight containers. With a container fleet of 6.2 million twenty-foot equivalent units ("TEU"), Triton’s global operations include acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis.

Contact
Andrew Greenberg
Senior Vice President
Finance & Investor Relations
(914) 697-2900

The following table sets forth the equipment fleet utilization for the periods indicated:

	Quarter Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Average Utilization (1)	98.7%	98.8%	98.6%	98.3%	97.6%
Ending Utilization (1)	98.6%	98.7%	98.7%	98.6%	98.0%

(1)
Utilization is computed by dividing total units on lease (in cost equivalent units, or "CEUs") by the total units in fleet (in CEUs), excluding new units not yet leased and off-hire units designated for sale.

The following table summarizes the equipment fleet as of September 30, 2018, December 31, 2017 and September 30, 2017:

	Equipment Fleet in Units			Equipment Fleet in TEU
	September 30, 2018	December 31, 2017	September 30, 2017	September 30, 2018	December 31, 2017	September 30, 2017
Dry	3,336,793	3,077,144	2,997,356	5,464,515	5,000,043	4,873,026
Refrigerated	228,559	218,429	217,121	440,164	419,673	417,138
Special	94,038	89,066	89,219	169,870	159,172	159,243
Tank	12,284	12,124	11,948	12,284	12,124	11,948
Chassis	23,396	22,523	22,522	42,911	41,068	41,062
Equipment leasing fleet	3,695,070	3,419,286	3,338,166	6,129,744	5,632,080	5,502,417
Equipment trading fleet	14,513	10,510	10,998	23,182	16,907	17,993
Total	3,709,583	3,429,796	3,349,164	6,152,926	5,648,987	5,520,410

	Equipment in CEU
	September 30, 2018	December 31, 2017	September 30, 2017
Operating leases	7,208,106	6,678,282	6,544,960
Finance leases	318,607	328,024	334,121
Equipment trading fleet	53,730	51,762	55,483
Total	7,580,443	7,058,068	6,934,564

Important Cautionary Information Regarding Forward-Looking Statements

Certain statements in this release, other than purely historical information, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that include the words "expect," "intend," "plan," "believe," "project," "anticipate," "will," "may," "would" and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Triton's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements.
These factors include, without limitation, economic, business, competitive, market and regulatory conditions and the following: uncertainty as to the long-term value of Triton's common shares; decreases in the demand for leased containers; decreases in market leasing rates for containers; difficulties in re-leasing containers after their initial fixed-term leases; our customers' decisions to buy rather than lease containers; our dependence on a limited number of customers for a substantial portion of our revenues; customer defaults; decreases in the selling prices of used containers; extensive competition in the container leasing industry; difficulties stemming from the international nature of our business; decreases in the demand for international trade; disruption to our operations resulting from the political and economic policies of the United States and other countries, particularly China, including increased tariffs and other trade actions; disruption to our operations from failures of, or attacks on, our information technology systems; our compliance or failure to comply with laws and regulations related to economic and trade sanctions, security, anti-terrorism, environmental protection and corruption; our ability to obtain sufficient capital to support our growth; restrictions on our businesses imposed by the terms of our debt agreements; changes in tax laws in the United States and other countries and other risks and uncertainties, including those risk factors set forth in the section entitled "Risk Factors" to in our Form 10-K filed with the Securities and Exchange Commission ("SEC"), on February 27, 2018, in any Form 10-Q filed or to be filed by Triton, and in other documents we file with the SEC from time to time.
The foregoing list of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere. Any forward-looking statements made herein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on Triton or its business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

-Financial Tables Follow-

TRITON INTERNATIONAL LIMITED
Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	September 30, 2018	December 31, 2017
ASSETS:
Leasing equipment, net of accumulated depreciation of $2,556,600 and $2,218,897	$9,208,539	$8,364,484
Net investment in finance leases	255,750	295,891
Equipment held for sale	50,976	43,195
Revenue earning assets	9,515,265	8,703,570
Cash and cash equivalents	75,177	132,031
Restricted cash	127,282	94,140
Accounts receivable, net of allowances of $3,085 and $3,002	220,460	199,876
Goodwill	236,665	236,665
Lease intangibles, net of accumulated amortization of $192,286 and $144,081	106,171	154,376
Other assets	32,199	49,591
Fair value of derivative instruments	35,278	7,376
Total assets	$10,348,497	$9,577,625
LIABILITIES AND SHAREHOLDERS' EQUITY:
Equipment purchases payable	$127,755	$128,133
Fair value of derivative instruments	820	2,503
Accounts payable and other accrued expenses	108,277	109,999
Net deferred income tax liability	254,649	215,439
Debt, net of unamortized debt costs of $43,263 and $40,636	7,472,846	6,911,725
Total liabilities	7,964,347	7,367,799
Shareholders' equity:
Common shares, $0.01 par value, 294,000,000 shares authorized, 80,851,188 and 80,687,757 shares issued, respectively	809	807
Undesignated shares, $0.01 par value, 6,000,000 shares authorized, no shares issued and outstanding	—	—
Treasury shares, at cost, 33,700 shares and no shares, respectively	(1,115)	—
Additional paid-in capital	895,461	889,168
Accumulated earnings	1,321,547	1,159,367
Accumulated other comprehensive income	40,781	26,942
Total shareholders' equity	2,257,483	2,076,284
Non-controlling interests	126,667	133,542
Total equity	2,384,150	2,209,826
Total liabilities and equity	$10,348,497	$9,577,625

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Leasing revenues:
Operating leases	$346,461	$296,669	$981,646	$832,414
Finance leases	3,617	5,451	13,300	17,247
Total leasing revenues	350,078	302,120	994,946	849,661

Equipment trading revenues	25,292	11,974	56,766	30,213
Equipment trading expenses	(19,482)	(10,605)	(43,971)	(27,124)
Trading margin	5,810	1,369	12,795	3,089

Net gain on sale of leasing equipment	7,055	10,263	27,378	25,063
Net gain on sale of building	—	—	20,953	—

Operating expenses:
Depreciation and amortization	141,337	128,581	405,664	370,552
Direct operating expenses	11,489	13,833	32,732	51,396
Administrative expenses	19,964	21,233	60,321	66,268
Transaction and other (income) costs	2	32	(28)	3,340
Provision for doubtful accounts	677	783	551	1,244
Total operating expenses	173,469	164,462	499,240	492,800
Operating income	189,474	149,290	556,832	385,013
Other expenses:
Interest and debt expense	82,502	73,795	236,627	208,076
Realized (gain) loss on derivative instruments, net	(608)	20	(1,348)	902
Unrealized (gain) loss on derivative instruments, net	322	629	(975)	(80)
Write-off of debt costs	1,348	4,073	1,851	4,116
Other expense (income), net	492	164	(752)	(1,552)
Total other expenses	84,056	78,681	235,403	211,462
Income before income taxes	105,418	70,609	321,429	173,551
Income tax expense	9,789	11,063	36,182	29,688
Net income	$95,629	$59,546	$285,247	$143,863
Less: income attributable to noncontrolling interest	1,393	2,390	5,249	6,425
Net income attributable to shareholders	$94,236	$57,156	$279,998	$137,438
Net income per common share—Basic	$1.18	$0.76	$3.50	$1.85
Net income per common share—Diluted	$1.17	$0.75	$3.47	$1.84
Cash dividends paid per common share	$0.52	$0.45	$1.49	$1.35
Weighted average number of common shares outstanding—Basic	80,064	75,214	80,026	74,245
Dilutive restricted shares and share options	664	493	594	402
Weighted average number of common shares outstanding—Diluted	80,728	75,707	80,620	74,647

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net income	$285,247	$143,863
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	405,664	370,552
Amortization of deferred financing cost and other debt related amortization	10,070	10,185
Lease related amortization	54,965	70,423
Share-based compensation expense	7,412	4,491
Net (gain) on sale of leasing equipment	(27,378)	(25,063)
Net (gain) on sale of building	(20,953)	—
Unrealized (gain) on derivative instruments	(975)	(80)
Write-off of debt cost	1,851	4,116
Deferred income taxes	34,636	28,372
Changes in operating assets and liabilities:
Accounts receivable	(21,440)	(3,928)
Accounts payable and other accrued expenses	(3,469)	(36,198)
Net equipment sold for resale activity	(6,031)	5,292
Cash received for settlement of interest rate swaps	—	2,117
Other assets	(578)	648
Net cash provided by operating activities	719,021	574,790
Cash flows from investing activities:
Purchases of leasing equipment and investments in finance leases	(1,347,202)	(1,185,481)
Proceeds from sale of equipment, net of selling costs	122,100	136,647
Proceeds from the sale of building	27,630	—
Cash collections on finance lease receivables, net of income earned	45,164	45,146
Other	(103)	67
Net cash (used in) investing activities	(1,152,411)	(1,003,621)
Cash flows from financing activities:
Issuance of common shares, net of underwriter expenses	—	192,932
Redemption of common shares for withholding taxes	(1,117)	(71)
Debt issuance costs	(12,492)	(32,738)
Borrowings under debt facilities	2,118,637	2,782,825
Payments under debt facilities and capital lease obligations	(1,563,947)	(2,334,409)
Dividends paid	(119,280)	(99,586)
Distributions to noncontrolling interests	(12,123)	(14,273)
Other	—	1,130
Net cash provided by financing activities	409,678	495,810
Net (decrease) increase in cash, cash equivalents and restricted cash	$(23,712)	$66,979
Cash, cash equivalents and restricted cash, beginning of period	226,171	163,492
Cash, cash equivalents and restricted cash, end of period	$202,459	$230,471
Supplemental disclosures:
Interest paid	$213,577	$184,081
Supplemental non-cash investing activities:
Equipment purchases payable	$127,755	$94,052

Use of Non-GAAP Financial Measures

We use the term "Adjusted net income" throughout this press release.

Adjusted net income is adjusted for certain items management believes are not representative of our operating performance. Adjusted net income is defined as net income attributable to shareholders excluding the write-off of debt costs net of tax, gains and losses on interest rate swaps net of tax, transaction and other costs net of tax, certain non-recurring transactions net of tax, and foreign income tax adjustments.

Adjusted net income is not a presentation made in accordance with U.S. GAAP. Adjusted net income should not be considered as an alternative to, or more meaningful than, amounts determined in accordance with U.S. GAAP, including net income.

We believe that Adjusted net income is useful to an investor in evaluating our operating performance because this measure:

•	is widely used by securities analysts and investors to measure a company’s operating performance;

•
helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure, our asset base and certain non-routine events which we do not expect to occur in the future; and

•
is used by our management for various purposes, including as measures of operating performance and liquidity, to assist in comparing performance from period to period on a consistent basis, in presentations to our board of directors concerning our financial performance and as a basis for strategic planning and forecasting.

We have provided a reconciliation of net income attributable to shareholders, the most directly comparable U.S. GAAP measure, to Adjusted net income in the table below for the three and nine months ended September 30, 2018 and September 30, 2017 and for the three months ended June 30, 2018.

TRITON INTERNATIONAL LIMITED Non-GAAP Reconciliations of Adjusted Net Income (In thousands, except per share amounts)

	Three Months Ended,			Nine Months Ended,
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net income attributable to shareholders	$94,236	$104,870	$57,156	$279,998	$137,438
Adjustments:
Unrealized loss (gain) on derivative instruments, net	286	(100)	515	(866)	(66)
Transaction and other (income) costs	2	(1)	60	(25)	2,769
Write-off of debt costs	1,197	447	3,377	1,644	3,412
Foreign income tax adjustment	(881)	—	(393)	(881)	(393)
Gain on sale of building	—	(16,316)	—	(16,316)	—
Adjusted net income	$94,840	$88,900	$60,715	$263,554	$143,160
Adjusted net income per common share—Basic	$1.18	$1.11	$0.81	$3.29	$1.93
Adjusted net income per common share—Diluted	$1.17	$1.10	$0.80	$3.27	$1.92
Weighted average number of common shares outstanding—Basic	80,064	80,044	75,214	80,026	74,245
Weighted average number of common shares outstanding—Diluted	80,728	80,655	75,707	80,620	74,647

TRITON INTERNATIONAL LIMITED Calculation of Return on Equity (In thousands)

	Three Months Ended,			Nine Months Ended,
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Adjusted net income	$94,840	$88,900	$60,715	$263,554	$143,160
Annualized Adjusted net income (1)	376,267	356,577	240,880	352,371	191,404

Beginning Shareholders' equity	2,202,601	2,133,505	1,683,470	2,076,284	1,663,233
Ending Shareholders' equity	2,257,483	2,202,601	1,900,028	2,257,483	1,900,028
Average Shareholders' equity	$2,230,042	$2,168,053	$1,791,749	$2,166,884	$1,781,631

Return on equity	16.9%	16.4%	13.4%	16.3%	10.7%

(1)	Annualized Adjusted net income was calculated based on calendar days per quarter.